EXHIBIT 99.1
Pega GenAI Powers Accelerated Q1 2025 Results
•Operating cash flow grows to $204 million and free cash flow grows to $202 million in Q1 2025
•Annual Contract Value (ACV) growth exceeds 13% year over year
•Pega Cloud ACV grows 23% year over year
•Backlog grows 21% year over year

WALTHAM, Mass. — April 22, 2025 — Pegasystems Inc. (NASDAQ: PEGA), the Enterprise Transformation Company ™, released its financial results for the first quarter of 2025.
“Pega GenAI has dramatically transformed how we engage with our clients,” said Alan Trefler, Pega founder and CEO. “Pega solutions and our approach to AI enables clients to accelerate progress in reaching their digital and legacy transformation goals.”
“We accelerated ACV growth and delivered record free cash flow in Q1 2025, reflecting the benefits of the subscription model,” said Pega COO & CFO Ken Stillwell. “Operating as a Rule of 40 company allows us to focus on accelerating profitable growth while thoughtfully returning capital to shareholders.”
Financial and performance metrics (1)

Total ACV Growth 13%
Pega Cloud ACV Growth 23%
1,500M
1,000M
500M
0M
$1,273M
$703
$570
$1,445M
$744
$701
March 31, 2024
March 31, 2025
Pega Cloud ACV

Reconciliation of ACV and Constant Currency ACV

(in millions, except percentages)	March 31, 2024	March 31, 2025	1-Year Change
ACV	$1,273	$1,445	13%
Impact of changes in foreign exchange rates	—	(0.7)
Constant currency ACV	$1,273	$1,445	13%
Note: Constant currency ACV is calculated by applying the March 31, 2024 foreign exchange rates to current period shown.
1 Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.

EXHIBIT 99.1
(continued)

Cash Flow Growth

(Dollars in thousands, except per share amounts)	Three Months Ended March 31,
	2025	2024	Change
Total revenue	$475,633	$330,147	44%
Net income (loss) - GAAP	$85,422	$(12,124)	*
Net income - non-GAAP	$140,542	$42,154	233%
Diluted earnings (loss) per share - GAAP	$0.91	$(0.14)	*
Diluted earnings per share - non-GAAP	$1.53	$0.48	219%
* Not meaningful

(Dollars in thousands)	Three Months Ended March 31,				Change
	2025		2024
Pega Cloud	$151,123	32%	$130,902	40%	$20,221	15%
Maintenance	76,368	16%	81,001	24%	(4,633)	(6)%
Subscription services	227,491	48%	211,903	64%	15,588	7%
Subscription license	186,555	39%	63,338	19%	123,217	195%
Subscription	414,046	87%	275,241	83%	138,805	50%
Consulting	60,421	13%	54,047	17%	6,374	12%
Perpetual license	1,166	—%	859	—%	307	36%
Total revenue	$475,633	100%	$330,147	100%	$145,486	44%

Quarterly conference call
A conference call and audio-only webcast will be conducted at 8:00 a.m. EDT on Wednesday, April 23, 2025.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1 (800) 715-9871 (domestic) or 1 (646) 307-1963 (international) and using Conference ID 5846616, or via https://events.q4inc.com/attendee/866591284 by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.
Discussion of non-GAAP financial measures
Our non-GAAP financial measures should only be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We believe that these measures help investors understand our core operating results and prospects, which is consistent with how management measures and forecasts our performance without the effect of often one-time charges and other items outside our normal operations. Management uses these measures to assess the performance of the company's operations and establish operational goals and incentives. They are not a substitute for financial measures prepared under U.S. GAAP. Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.
Forward-looking statements
Certain statements in this press release may be "forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, intends to, projects, forecasts, guidance, likely, and usually or variations of such words and other similar expressions identify forward-looking statements. These statements represent our views only as of the date the statement was made and are based on current expectations and assumptions.
Forward-looking statements deal with future events and are subject to risks and uncertainties that are difficult to predict, including, but not limited to:
•our future financial performance and business plans;
•the adequacy of our liquidity and capital resources;
•the successful execution of investments in artificial intelligence;
•the continued payment of our quarterly dividends;
•the timing of revenue recognition;
•variation in demand for our products and services, including among clients in the public sector;
•reliance on key personnel;
•reliance on third-party service providers, including hosting providers;
•compliance with our debt obligations and covenants;
•foreign currency exchange rates;
•potential legal and financial liabilities, as well as damage to our reputation, due to cyber-attacks;
•security breaches and security flaws;
•our ability to protect our intellectual property rights, costs associated with defending such rights, intellectual property rights claims, and other related claims by third parties against us, including related costs, damages, and other relief that may be granted against us;
•our ongoing litigation with Appian Corp.;
•our client retention rate; and
•management of our growth.
These risks and others that may cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2024, and other filings we make with the U.S. Securities and Exchange Commission (“SEC”).
Investors are cautioned not to place undue reliance on such forward-looking statements, and there are no assurances that the results included in such statements will be achieved. Although subsequent events may cause our view to change, except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements, whether as the result of new information, future events, or otherwise.
Any forward-looking statements in this press release represent our views as of April 22, 2025.

About Pegasystems
Pega is The Enterprise Transformation CompanyTM that helps organizations Build for Change® with enterprise AI decisioning and workflow automation. Many of the world’s most influential businesses rely on our platform to solve their most pressing challenges, from personalizing engagement to automating service to streamlining operations. Since 1983, we’ve built our scalable and flexible architecture to help enterprises meet today’s customer demands while continuously transforming for tomorrow. For more information on Pega (NASDAQ: PEGA), visit www.pega.com.
Press contact:
Lisa Pintchman
VP, Corporate Communications
lisapintchman.rogers@pega.com
617-866-6022
Twitter: @pega
Investor contact:
Peter Welburn
VP, Corporate Development & Investor Relations
PegaInvestorRelations@pega.com
617-498-8968
All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue
Subscription services	$227,491	$211,903
Subscription license	186,555	63,338
Consulting	60,421	54,047
Perpetual license	1,166	859
Total revenue	475,633	330,147
Cost of revenue
Subscription services	38,128	35,824
Subscription license	386	643
Consulting	63,934	58,182
Perpetual license	2	9
Total cost of revenue	102,450	94,658
Gross profit	373,183	235,489
Operating expenses
Selling and marketing	138,069	127,695
Research and development	74,286	72,113
General and administrative	33,828	23,527
Litigation settlement, net of recoveries	—	32,403
Restructuring	11	163
Total operating expenses	246,194	255,901
Income (loss) from operations	126,989	(20,412)
Foreign currency transaction (loss)	(5,325)	(3,262)
Interest income	5,335	5,281
Interest expense	(1,027)	(1,752)
(Loss) income on capped call transactions	(223)	3,299
Other income, net	561	1,684
Income (loss) before provision for (benefit from) income taxes	126,310	(15,162)
Provision for (benefit from) income taxes	40,888	(3,038)
Net income (loss)	$85,422	$(12,124)
Earnings (loss) per share
Basic	$0.99	$(0.14)
Diluted	$0.91	$(0.14)
Weighted-average number of common shares outstanding
Basic	85,902	84,266
Diluted	94,413	84,266

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$231,129	$337,103
Marketable securities	140,607	402,870
Total cash, cash equivalents, and marketable securities	371,736	739,973
Accounts receivable, net	202,869	305,468
Unbilled receivables, net	179,093	173,085
Other current assets	92,794	115,178
Total current assets	846,492	1,333,704
Long-term unbilled receivables, net	98,251	61,407
Goodwill	81,186	81,113
Other long-term assets	296,021	292,049
Total assets	$1,321,950	$1,768,273
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,649	$6,226
Accrued expenses	49,875	31,544
Accrued compensation and related expenses	55,919	138,042
Deferred revenue	469,298	423,910
Convertible senior notes, net	—	467,470
Other current liabilities	17,395	18,866
Total current liabilities	609,136	1,086,058
Long-term operating lease liabilities	65,117	67,647
Other long-term liabilities	36,428	29,088
Total liabilities	710,681	1,182,793
Total stockholders’ equity	611,269	585,480
Total liabilities and stockholders’ equity	$1,321,950	$1,768,273

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$85,422	$(12,124)
Adjustments to reconcile net income (loss) to cash provided by operating activities
Non-cash items	70,409	55,592
Change in operating assets and liabilities, net	48,397	136,678
Cash provided by operating activities	204,228	180,146
Cash provided by (used in) investing activities	261,895	(132,399)
Cash (used in) provided by financing activities	(575,986)	17,899
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3,570	(2,803)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(106,293)	62,843
Cash, cash equivalents, and restricted cash, beginning of period	341,529	232,827
Cash, cash equivalents, and restricted cash, end of period	$235,236	$295,670

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP AND NON-GAAP MEASURES
(in thousands, except percentages and per share amounts)

	Three Months Ended March 31,
	2025	2024	Change
Net income (loss) - GAAP	$85,422	$(12,124)	*
Stock-based compensation (1)	41,425	34,781
Restructuring	11	163
Legal fees	6,544	1,942
Litigation settlement, net of recoveries	—	32,403
Amortization of intangible assets	701	964
Interest on convertible senior notes	394	617
Capped call transactions	223	(3,299)
Foreign currency transaction loss	5,325	3,262
Other	(751)	(1,628)
Income taxes (2)	1,248	(14,927)
Net income - non-GAAP	$140,542	$42,154	233%

Diluted earnings (loss) per share - GAAP	$0.91	$(0.14)	*
non-GAAP adjustments	0.62	0.62
Diluted earnings per share - non-GAAP	$1.53	$0.48	219%

Diluted weighted-average number of common shares outstanding - GAAP	94,413	84,266	12%
Capped call transactions	(2,425)	—
Stock-based compensation	—	3,094
Diluted weighted-average number of common shares outstanding - non-GAAP	91,988	87,360	5%
* Not meaningful
Our non-GAAP financial measures reflect the following adjustments:
•Stock-based compensation: We have excluded stock-based compensation from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future revenues, we continue to evaluate our business performance, excluding stock-based compensation.
•Restructuring: We have excluded restructuring from our non-GAAP financial measures. Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as these amounts are not representative of our core business operations and ongoing operational performance.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Litigation settlement, net of recoveries: Cost to settle litigation, net of insurance recoveries, arising from proceedings outside the ordinary course of business. See "Note 20. Commitments And Contingencies" in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2024 and prior filings for further information. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Amortization of intangible assets: We have excluded the amortization of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that intangible assets contributed to our revenues recognized during the periods presented and are expected to contribute to future revenues. Amortization of intangible assets is likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.

•Interest on convertible senior notes: In February 2020, we issued convertible senior notes (the “Notes”), due March 1, 2025, in a private placement. The Notes accrued interest at an annual rate of 0.75%, paid semi-annually in arrears on March 1 and September 1. The outstanding Notes were repaid in their entirety at maturity. We believe that excluding the amortization of issuance costs provides a useful comparison of our operational performance in different periods.
•Capped call transactions: We have excluded gains and losses related to our capped call transactions held at fair value under U.S. GAAP. The capped call transactions were expected to reduce common stock dilution and/or offset any potential cash payments we must make, other than for principal and interest, upon conversion of the Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Foreign currency transaction loss: We have excluded foreign currency transaction gains and losses from our non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.
•Other: We have excluded gains and losses from our venture investments. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Diluted weighted-average number of common shares outstanding:
•Capped call transactions: In periods of GAAP income, the shares calculated by applying the if-converted method related to the Company’s Notes are included in the diluted weighted-average shares outstanding. The capped call transactions were expected to reduce common stock dilution and/or offset any potential cash payments the Company must make, other than for principal and interest, upon conversion of the Notes. We believe that including the expected impact of the capped call transactions in our non-GAAP financial measures provides a useful comparison of our operational performance in different periods.
•Stock-based compensation: In periods of non-GAAP income, we have included the dilutive impact of stock-based compensation in our non-GAAP weighted-average shares. In periods of GAAP loss, these shares would have been excluded from our GAAP results as they would be anti-dilutive for GAAP. We believe including the dilutive effect of stock-based compensation in our non-GAAP financial measures in periods of income is helpful to investors as this provides a useful comparison of our operational performance in different periods
(1) Stock-based compensation:

	Three Months Ended March 31,
(Dollars in thousands)	2025	2024
Cost of revenue	$7,823	$6,572
Selling and marketing	15,781	13,888
Research and development	8,385	7,646
General and administrative	9,436	6,675
	$41,425	$34,781
Income tax benefit	$(587)	$(311)
(2) Effective income tax rates:

	Three Months Ended March 31,
	2025	2024
GAAP	32%	20%
non-GAAP	22%	22%
Our GAAP effective income tax rate is subject to significant fluctuations due to several factors, including our stock-based compensation plans, research and development tax credits, and the valuation allowance on our deferred tax assets in the U.S. and U.K. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors, including historical and forecasted earnings by jurisdiction, discrete items, and ability to realize tax assets. We believe it is beneficial for our management to review our non-GAAP results consistent with our annual plan’s effective income tax rate as established at the beginning of each year, given tax rate volatility.

PEGASYSTEMS INC.
RECONCILIATION OF FREE CASH FLOW (1) AND OTHER METRICS
(in thousands, except percentages)

	Three Months Ended March 31,		Change
	2025	2024
Cash provided by operating activities	$204,228	180,146	13%
Investment in property and equipment	(1,880)	(604)
Free cash flow (1)	$202,348	$179,542	13%

Supplemental information (2)
Legal fees	$2,413	$2,739
Restructuring	1,184	3,347
Interest on convertible senior notes	1,754	1,884
Income taxes	4,102	8,163
	$9,453	$16,133
(1) Our non-GAAP free cash flow is defined as cash provided by operating activities less investment in property and equipment. Investment in property and equipment fluctuates in amount and frequency and is significantly affected by the timing and size of investments in our facilities. We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings. This information is not a substitute for financial measures prepared under U.S. GAAP.
(2) The supplemental information discloses items that affect our cash flows and are considered by management not to be representative of our core business operations and ongoing operational performance.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business.
•Restructuring: Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities.
•Interest on convertible senior notes: In February 2020, we issued convertible senior notes (the “Notes”), due March 1, 2025, in a private placement. The Notes accrued interest at an annual rate of 0.75%, payable semi-annually in arrears on March 1 and September 1. The outstanding Notes were repaid in their entirety at maturity.
•Income taxes: Direct income taxes paid net of refunds received.
PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE
(in thousands, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV. ACV is a performance measure that we believe provides useful information to our management and investors.

	March 31, 2025	March 31, 2024	Change		Constant Currency Change
Pega Cloud	$701,311	$570,356	$130,955	23%	23%
Maintenance	298,422	313,550	(15,128)	(5)%	(5)%
Subscription services	999,733	883,906	115,827	13%	13%
Subscription license	445,677	389,431	56,246	14%	14%
	$1,445,410	$1,273,337	$172,073	13%	13%

PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Expected future revenue from existing non-cancellable contracts:
As of March 31, 2025:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Pega Cloud	Maintenance
1 year or less	$572,341	$229,180	$33,202	$317	$45,320	$880,360	50%
1-2 years	331,572	73,500	3,718	—	2,291	411,081	24%
2-3 years	161,259	37,779	731	—	144	199,913	12%
Greater than 3 years	185,939	43,939	7,215	—	52	237,145	14%
	$1,251,111	$384,398	$44,866	$317	$47,807	$1,728,499	100%
% of Total	72%	22%	3%	—%	3%	100%
Change since March 31, 2024
	$259,998	$39,238	$(2,128)	$(2,410)	$9,059	$303,757
	26%	11%	(5)%	(88)%	23%	21%
As of March 31, 2024:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Pega Cloud	Maintenance
1 year or less	$461,928	$225,598	$33,985	$2,727	$34,716	$758,954	53%
1-2 years	292,787	65,605	10,008	—	1,604	370,004	26%
2-3 years	149,797	32,307	2,903	—	2,428	187,435	13%
Greater than 3 years	86,601	21,650	98	—	—	108,349	8%
	$991,113	$345,160	$46,994	$2,727	$38,748	$1,424,742	100%
% of Total	70%	24%	3%	—%	3%	100%

PEGASYSTEMS INC.
RECONCILIATION OF GAAP BACKLOG AND CONSTANT CURRENCY BACKLOG
(in millions, except percentages)

	March 31, 2024	March 31, 2025	1 Year Growth Rate
Backlog - GAAP	$1,425	$1,728	21%
Impact of changes in foreign exchange rates	—	(5)
Constant currency backlog	$1,425	$1,723	21%
Note: Constant currency backlog is calculated by applying the March 31, 2024 foreign exchange rates to current period shown.